Exhibit 3.8

STATE OF NEW YORK DEPARTMENT OF STATE I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original. WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 26, 2010. Daniel E. Shapiro First Deputy Secretary of State Rev. 05/09

100325000937 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. (Under Section 805 of the Business Corporation Law) FIRST: The name of the corporation is Financial Security Assurance Holdings Ltd., formerly American Financial Assurance Holdings Ltd. SECOND: The Certificate of Incorporation was filed with the Secretary of State of New York on April 20, 1984. THIRD: The amendment of the Certificate of Incorporation effected by this certificate of amendment is as follows: The name of the corporation is: Assured Guaranty Municipal Holdings Inc. FOURTH: To accomplish the foregoing amendment, Article I of the Certificate of Incorporation relating to name is hereby amended to read as follows: ARTICLE I NAME The name of the corporation (hereinafter referred to as the "Corporation") is: "ASSURED GUARANTY MUNICIPAL HOLDINGS INC." FIFTH: The manner in which the foregoing amendment of the certificate of incorporation was authorized is as follows: The Board of Directors and the shareholders of the corporation authorized the amendment under the authority vested in said Board under the Certificate of Amendment and Section 502 of the Business Corporation Law. 5039000 03164558 100325000937

5039000 03164558 IN WITNESS WHEREOF, I have subscribed this document on January 5, 2010. FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. By: Name: James M. Michener Title: Secretary -2-

2010-Mar-25 02:36 PM FSA 212-893-2702 2/4 STATE OF NEW YORK INSURANCE DEPARTMENT ONE COMMERCE PLAZA ALBANY, NEW YORK 12257 David A. Paterson Governor James J. Wrynn Superintendent December 30, 2009 Ms. Elisabeth Curzan Director and Associate General Counsel Assured Guaranty 31 West 52nd Street New York, NY 10019 Re: Financial Security Assurance Holdings Ltd. Consent to Use of Name Assured Guaranty Municipal Holdings Inc. Dear Ms. Curzan: This is in reply to your e-mail of December 28, 2009 requesting this Department's consent to the use of the words "Assured" and "Guaranty" in the name Assured Guaranty Municipal Holdings Inc. The use of the word "assurance" and the word "guaranty" or any derivative of those words require this Department's consent pursuant to Section 301 of the Business Corporation Law. The approval of this name is sought in connection with the proposed change of name of the corporation presently named Financial Security Assurance Holdings Ltd. You are advised that this Department hereby consents to the use of the words "Assured" and the word "Guaranty" in the name Assured Guaranty Municipal Holdings Inc, in New York pursuant to Section 301 of the Business Corporation Law. Very truly yours, Patrick M. Harrigan Associate Attorney Office of General Counsel http://www.ins.state.ny.us 3

2010-Mar-25 02:39 PM FSA 212-893-2702 03/24/2010 14:24 212-709-1655 LEGAL PAGE 02/03 4/4 State of New York Banking Department I, Rosanne Notaro, Deputy Counsel of the State of New York Banking Department, hereby approve, pursuant to the New York Business Corporation Law Section 301(a)(5)(B), as amended the use of the word or a derivative of the word “guaranty” In the name of ASSURED GUARANTY MUNICIPAL HOLDINGS INC. THE APPROVAL GRANTED HEREIN DOES NOT CONSTITUTE A LICENSE TO ENGAGE IN ANY PARTICULAR ACTIVITY OR INDICATE A DETERMINATION THAT NO SUCH LICENSE IS NECESSARY. IT DOES NOT ITSELF OPERATE TO RESERVE THE NAME WITH THE SECRETARY OF STATE. Written my hand and official seal of the Banking Department at the City of New York, this 19th day of March in the year two thousand ten. Deputy Counsel 4

100325000937 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. (Under Section 805 of the Business Corporation Law) Contact: Elisabeth Curzan Assured Guaranty 31 West 52nd Street New York, New York 10013 STATE OF NEW YORK DEPARTMENT OF STATE FILED MAR 25 2010 TAX S BY: FILED 2011 MAR 25 PM 3:35 5 1043